Exhibit 99.1

For Immediate Release

DIGITAL ALLY REPORTS 470% INCREASE IN PRETAX INCOME

AND 250% INCREASE IN NET INCOME FOR SECOND QUARTER OF 2008,

AS REVENUE RISES 133% FROM PRIOR-YEAR PERIOD

DILUTED E.P.S. INCREASE 350% IN FIRST HALF OF 2008 TO $0.18,

VERSUS $0.04 IN CORRESPONDING PERIOD OF PREVIOUS YEAR

OVERLAND PARK, Kansas (July 30, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced higher sales and earnings for the second quarter and first half of 2008. An investor conference call is scheduled for 11:00 a.m. EDT today, July 30, 2008 (see details below).

For the three months ended June 30, 2008, revenue approximated $8.9 million, which represented a 133% increase when compared with revenue of approximately $3.8 million in the three months ended June 30, 2007.

Gross profits increased 122% to $5,429,532 (61.1% of revenue) in the quarter ended June 30, 2008, compared with gross profits of $2,449,425 (64.1% of revenue) in the corresponding period of the previous year. Pretax income rose 470% to $2,301,280 in the most recent quarter, versus $403,872 in the prior-year period. After an income tax provision of $889,000, the Company recorded net income of $1,412,280 in the second quarter of 2008. This compared with no income tax provision and net income of $403,872 in the quarter ended June 30, 2007.

Basic earnings per share increased 200% to $0.09 in the quarter ended June 30, 2008, compared with earnings of $0.03 per basic share in the prior-year period. Diluted earnings per share rose 167% to $0.08 in the second quarter of 2008, versus $0.03 in the second quarter of 2007. The weighted average number of basic shares outstanding increased 11% to 15,329,259 in the quarter ended June 30, 2008, versus 13,773,412 shares in the second quarter of 2007. The weighted average number of diluted shares outstanding increased 14% to 17,694,285 in the most recent quarter, compared with 15,548,520 in the prior-year quarter.

Adjusted EBITDA (net income before interest, income taxes, depreciation, amortization, and stock-based compensation), a non-GAAP financial measure, increased to $2,730,612 in the most recent quarter when compared with $841,677 in the quarter ended June 30, 2007. (Adjusted EBITDA is described in greater detail in a table at the end of this news release).

For the six months ended June 30, 2008, the Company reported that its revenue increased 141% to approximately $17.5 million, compared with revenue of approximately $7.3 million in the first half of 2007. Pretax income increased 752% to $4,824,067, versus $566,022 in the corresponding period of 2007. After an income tax provision of $1,735,000, the Company reported net income of $3,089,067 in the first half of 2008, compared with $566,022 (non-taxed) in the six months ended June 30, 2007.

Basic earnings per share rose 425% to $0.21 in the six months ended June 30, 2008, versus $0.04 in the first half of 2007. Diluted earnings per share increased 350% to $0.18 in the first half of 2008, compared with $0.04 in the year-earlier period. The weighted average number of basic shares outstanding increased 10% to 14,901,660 in the six months ended June 30, 2008, versus 13,542,502 shares in the first half of 2007. The weighted average number of diluted shares outstanding increased 15% to 17,173,787 in the first half of 2008, compared with 14,960,015 in the prior-year period.

Adjusted EBITDA increased to $5,482,178 in the six months ended June 30, 2008, versus $1,581,480 in the first half of 2007.

“I am very pleased to report our ninth sequential quarter of record sales for the three months ended June 30, 2008, along with higher earnings for the second quarter and first half of the year,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “While our second quarter gross margin was below the prior-year period, it was still a very healthy 61.1% of sales. We consider this gross margin very satisfactory in light of the fact that 42% of second quarter revenues were derived from international sales, which generally yield a lower gross margin than domestic sales. The impact of lower gross margins on international sales is partially offset by lower sales commissions that are paid by the Company on such orders. Operating income was 461% higher than in the second quarter of 2007, despite a $352,618 increase in research and development expenses relative to the prior-year period. Pretax income rose 470% and our pretax profit margin was a healthy 25.9% of sales. The 250% increase in net after-tax income reflects the fact that we recorded income taxes at a 38.6% rate in the second quarter of 2008, whereas the Company recorded no income tax expense in the prior-year period. Meanwhile, EBITDA (a non-GAAP financial measure) improved 224% to over $2.7 million in the most recent quarter, and 265% to almost $5.5 million in the first half of the year, when compared with prior-year periods.”

“We expect full-year revenue to more than double to approximately $40 million and our operating margin to approximate 29% of sales in 2008, as we continue to increase our share of the in-car video system market within the domestic and international law enforcement communities. Many of our existing customers are submitting follow-on orders for larger quantities of our DVM-500 In-Car Rearview

Mirror System, and we are converting a high percentage of opportunities with new customers to our product. We have also seen an increase in the number of law enforcement agencies that are testing our Digital Video Flashlight, which provides officers with the flexibility to document criminal activities and evidence collection without having to be in close proximity to their vehicles.”

“We maintain an aggressive research and development program, with projects underway that are focused on (1) new products designed for the school bus, mass transit, taxi cab and other markets and (2) upgrades to our existing product lines,” continued Ross. “R&D spending rose 154% in the six months ended June 30, 2008 to $1,091,734, compared with $430,606 in the prior-year period and will continue to increase during the second half of the year. We consider our research and development capabilities and new product focus as a competitive advantage and will continue to invest in this area. During the most recent quarter, we announced the introduction of our new DVM-250 Pro, the first in a series of professional-quality event recorders being developed for the transportation industry. The DVM-250 Pro is completely integrated into a rearview mirror and can be easily installed in any type of vehicle without taking up space that might cause a hazard or detract from the desired atmosphere inside the vehicle. We will launch our marketing effort for the DVM-250 Pro systems in the current quarter, and we expect this new product to have a significant impact upon Digital Ally’s revenues in 2009 and future years.”

“We ended the second quarter in the strongest financial condition in the Company’s history, with over $6.6 million of cash and equivalents in the bank and no long- or short-term debt outstanding,” continued Ross. “Near the end of the second quarter, our Board of Directors authorized the repurchase of up to $10 million of the Company’s common stock in the open market, or in privately negotiated transactions, through July 10, 2010. We believe the investment of some of our cash in Digital Ally common stock, when we deem it to be undervalued, represents a prudent and attractive alternative to the currently low interest rates that we are earning on our cash equivalent investments,” concluded Ross.

Non-GAAP Financial Measures

Digital has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted EBITDA. Digital uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital’s ongoing operational performance. Digital believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude interest income/expense, income taxes, depreciation and amortization and share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time today, July 30, 2008, to discuss its first quarter operating results and other topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on July 30, 2008. The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=50129. A replay of the conference call will be available one hour after the completion of the conference call from July 30, 2008 until September 29, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 421583.

The call will also be archived on the Internet through August 29, 2008, at www.videonewswire.com/event.asp?=50129 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to have all of its new product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; its ability to continue to increase revenue and profits, including the achievement of approximately $40 million in revenues and a 29% operating margin in 2008; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via

email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.

CONDENSED BALANCE SHEETS

JUNE 30, 2008 AND DECEMBER 31, 2007

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,614,194	$4,255,039
Accounts receivable-trade, less allowance for doubtful accounts of $30,000 - 2008 and $28,224 – 2007	4,102,097	523,011
Accounts receivable-other	334,512	211,687
Inventories	4,442,591	2,964,098
Prepaid expenses	203,070	232,901
Prepaid income taxes	50,000	—
Deferred taxes	855,000	795,000

Total current assets	16,601,464	8,981,736

Furniture, fixtures and equipment	1,575,061	1,180,318
Less accumulated depreciation and amortization	434,729	301,632

	1,140,332	878,686

Deferred taxes	1,015,000	980,000
Intangible assets	82,689	—
Other assets	29,258	65,007

Total assets	$18,868,743	$10,905,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,317,070	$1,008,831
Accrued expenses	996,912	507,695
Income taxes payable	—	26,000
Customer deposits	17,005	243,171

Total current liabilities	2,330,987	1,785,697

Unearned income	—	3,864
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued and outstanding: 15,646,243 – 2008; 14,092,260 – 2007	15,646	14,092
Additional paid in capital	16,442,157	12,110,890
Retained earnings (accumulated deficit)	79,953	(3,009,114)

Total stockholders’ equity	16,537,756	9,115,868

Total liabilities and stockholders’ equity	$18,868,743	$10,905,429

DIGITAL ALLY, INC.

CONDENSED STATEMENTS OF INCOME

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2008 AND 2007

	(unaudited) Three Months ended June 30,		(unaudited) Six months ended June 30,
	2008	2007	2008	2007
Revenue	$8,887,803	$3,819,340	$17,489,726	$7,259,069
Cost of revenue	3,458,271	1,369,915	6,739,300	2,895,398

Gross profit	5,429,532	2,449,425	10,750,426	4,363,671
Operating expenses	3,150,602	2,042,921	5,975,656	3,779,720

Operating income	2,278,930	406,504	4,774,770	583,951

Financial income (expense):
Interest income	22,350	6,398	49,297	9,185
Interest expense	—	(9,030)	—	(27,114)

	22,350	(2,632)	49,297	(17,929)

Income before income tax provision	2,301,280	403,872	4,824,067	566,022
Income tax provision	889,000	—	1,735,000	—

Net income	$1,412,280	$403,872	$3,089,067	$566,022

Net income per share information:
Basic	$0.09	$0.03	$0.21	$0.04
Diluted	$0.08	$0.03	$0.18	$0.04
Weighted average shares outstanding:
Basic	15,329,259	13,773,412	14,901,660	13,542,502
Diluted	17,694,285	15,548,520	17,173,787	14,960,015

(FOR ADDITIONA INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY

REPORT ON FORM 10-Q FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 TO BE

FILED WITH THE SEC)

DIGITAL ALLY, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2008 AND 2007

	(unaudited) Three Months ended June 30,		(unaudited) Six months ended June 30,
	2008	2007	2008	2007
Net income	$1,412,280	$403,872	$3,089,067	$566,022
Non-GAAP adjustments:
Interest (income) expense	(22,350)	2,632	(49,297)	17,929
Income tax provision	889,000	—	1,735,000	—
Stock-based compensation	400,909	386,609	574,311	908,522
Depreciation and amortization	50,773	48,564	133,097	89,007

Total Non-GAAP adjustments	1,318,332	437,805	2,393,111	1,015,458

Total Non-GAAP adjusted EBITDA	$2,730,612	$841,677	$5,482,178	$1,581,480

DIGITAL ALLY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	Six months ended
	June 30, 2008	June 30, 2007
	(unaudited)	(unaudited)
Cash Flows From Operating Activities:
Net income	$3,089,067	$566,022
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation	133,097	89,007
Stock based compensation	574,311	908,522
Common stock issued in lieu of cash compensation	—	87,500
Reserve for inventory obsolescence	87,335	—
Reserve for bad debts	1,776	—
Deferred tax provision	(95,000)	—
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(3,580,862)	(707,141)
Accounts receivable - other	(122,825)	36,458
Inventories	(1,565,828)	(33,075)
Prepaid expenses	29,831	168,597)
Other assets	35,749	(39,325)
Increase (decrease) in:
Accounts payable	308,239	(214,624)
Accrued expenses	489,217	106,642
Income taxes payable	(76,000)	—
Customer deposits	(226,166)	(8,780)
Unearned income	(3,864)	—

Net cash (used in) provided by operating activities	(921,923)	959,903

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(394,743)	(132,387)
Intangible assets acquired	(82,689)	—
Other assets - deposits	—	(6,305)

Net cash (used in) investing activities	(477,432)	(138,691)

Cash Flows from Financing Activities:
Repayment of line of credit, net	—	(500,000)
Proceeds from exercise of stock options and warrants	1,953,510	90,000
Excess tax benefits related to stock-based compensation	1,805,000	—

Net cash provided by financing activities	3,758,510	(410,000)

Increase in cash and cash equivalents	2,359,155	411,112
Cash and cash equivalents, beginning of period	4,255,039	57,160

Cash and cash equivalents, end of period	$6,614,194	$468,272

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$27,114

Cash payments for income taxes	$101,000	$—

Supplemental disclosures of non-cash investing and financing activities:
Common stock surrendered as consideration for cashless exercise of stock options	$378,110	$—

Common stock issued for settlement of note payable	$—	$500,000